Exhibit 23.1

Jimmy C.H. Cheung & Co
Certified Public Accountants	Registered with the Public Company
Members of Kreston International	Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
SONGZAI INTERNATIONAL HOLDING GROUP, INC.

We consent to the incorporation by reference in the Registration Statement No. 333-132422 on Form S-8 of Songzai International Holding Group, Inc. of our report dated March 31, 2006, relating to our audit of the financial statements of Songzai International Holding Group, Inc. for the years ended December 31, 2004 and 2005, which report is included in the Annual Report on Form 10-KSB/A of Songzai International Holding Group, Inc. for the year ended December 31, 2005.

JIMMY C.H. CHEUNG & CO
 Certified Public Accountants

Hong Kong, January 29, 2007

1607 Dominion Centre, 43 Queen's Road East, Wanchai, Hong Kong
Telephone : (852) 25295500 Fax: (852) 28651067 Email : jchc@krestonInternational.com.hk Website :http://www,jlmmycheungco.com	Kreston International with offices in Europe America, The Middle East, The Far East and Australia